Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-53385, 333-77601, 333-38224, 333-41654, 333-59814, 333-101005, 333-120245, 333-127103 and 333-157518) and Form S-3 (File No. 333-168464) of Teleflex Incorporated of our report dated February 21, 2014 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 21, 2014